UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 12, 2005

Spherix Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   301-419-3900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01.                                              Entry into a Material Definitive Agreement.

On May 12, 2005, the Board of Directors of Registrant adopted the Spherix Incorporated Incentive Compensation Plan (the “Incentive Plan”).  The Incentive Plan provides that on an annual basis, the Board of Directors shall approve performance goals for the Registrant’s CEO and certain key managers of the Registrant and any subsidiaries.  Each participant shall be entitled to an annual cash bonus based upon the participant’s achievement of his or her performance goals.  The bonus is calculated as a percentage of each participant’s annual base salary.

On May 12, 2005, the stockholders of Registrant approved the Amended and Restated 1997 Stock Option Plan (the “Stock Plan”).  The Stock Plan is described in detail in the Proxy Statement for the May 12, 2005 Annual Stockholders Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Richard C. Levin
Richard C. Levin
CEO and President

Date: May 13, 2005